EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Frozen Food Express Industries, Inc.:

We consent to the use of our report dated March 15, 2007, with respect to the consolidated balance sheet of Frozen Food Express Industries, Inc. as of December 31, 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2006, incorporated herein by reference.

Our audit report dated March 15, 2007, with respect to the consolidated balance sheet of Frozen Food Express, Inc. as of December 31, 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the two-years ended December 31, 2006 refers to the adoption of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, and the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

/s/ KPMG LLP
Dallas, Texas
March 14, 2008

67 of 71